Exhibit 99(c)



                             JOINT FILING AGREEMENT
                             ----------------------

                  The undersigned, and each of them, do hereby agree and consent to the filing of a single statement on behalf of all of them on Schedule 13D and amendments thereto, in accordance with the provisions of Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended.


                                           J.C. PENNEY COMPANY, INC.

                                           By: /s/ Donald A. McKay
                                              ----------------------------------
      December 2, 1998                        Name: Donald A. McKay,
    -------------------                       Title: Executive Vice President
             Date



                                           DONALD A. MCKAY

                                           /s/ Donald A. McKay
                                           -------------------------------------



                                           CHARLES R. LOTTER

                                           By: /s/ K. Bradleigh LeBlanc
                                               ---------------------------------
                                           Name: K. Bradleigh LeBlanc,
                                           Title: Attorney-in-Fact